TERMINATION OF CHANGE OF CONTROL EMPLOYMENT AGREEMENT
This agreement is entered into by and between MDU Resources Group, Inc., 1200 West Century Avenue, Bismarck, ND 58503, a Delaware corporation (the “Company”) and Terry D. Hildestad, 1935 Harbor Drive, Bismarck, ND 58504 (the “Executive”), (collectively the “Parties”), on June 15, 2010.  This is an agreement to terminate the Change of Control Employment Agreement (“Agreement”) entered into by the Company and Executive on June 5, 2008.
1.	The Parties agree that any provisions in the Agreement regarding notice are hereby waived by the Parties.
2.	The Parties agree that the Agreement is hereby terminated at 8:00 a.m. CDT on June 15, 2010.
3.	The termination of the Agreement on the agreed effective date shall not affect any of the rights or obligations of the Parties to the Agreement occurring prior to such effective date.
4.	Acknowledgement and agreement to termination is evidenced by the Parties’ signatures below.

The Parties have executed this agreement to terminate the Change of Control Employment Agreement at Bismarck, North Dakota on the day first above written.

MDU RESOURCES GROUP, INC., the Company

/s/ Paul K. Sandness
By:  Paul K. Sandness
       General Counsel and Secretary

/s/ Terry D. Hildestad
By:  Terry D. Hildestad
        Executive